Workiva Inc. Announces Third Quarter 2024 Financial Results
•Increased Q3 2024 Subscription & Support Revenue by 19% over Q3 2023
•Total revenue of $186 million in Q3 2024, representing 17% year-over-year growth
•Achieved 28% YOY Growth of Customers with Annual Contract Value Over $500K

NEW YORK - November 6, 2024 – Workiva Inc. (NYSE:WK), the world’s leading cloud platform for assured integrated reporting, today announced financial results for its third quarter ended September 30, 2024.
"Workiva is once again in a beat and raise position. Our results highlight an acceleration of our growth and improved operating leverage," said Julie Iskow, President & Chief Executive Officer. "We delivered another record bookings quarter with broad based demand across the entire solution portfolio and a high volume of account expansion deals and platform wins across North America and Europe."
"Subscription and support revenue growth of 19% drove our total revenue beat to $2.6 million over the high end of our guidance range," said Jill Klindt, Chief Financial Officer. "Due to our solid performance, we are raising our total revenue guidance by $6 million to a range of $733 million to $735 million."
Third Quarter 2024 Financial Results
•Revenue: Total revenue for the third quarter of 2024 reached $186 million, an increase of 17% from $158 million in the third quarter of 2023. Subscription and support revenue contributed $171 million, up 19% versus the third quarter of 2023. Professional services revenue was $15 million, relatively flat compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the third quarter of 2024 was $142 million compared with $120 million in the same quarter of 2023. GAAP gross margin was 76.5% versus 75.8% in the third quarter of 2023. Non-GAAP gross profit for the third quarter of 2024 was $146 million, an increase of 20% compared with the prior year's third quarter, and non-GAAP gross margin was 78.6% compared to 76.9% in the third quarter of 2023.
•Results from Operations: GAAP loss from operations for the third quarter of 2024 was $22 million compared with a loss of $16 million in the prior year's third quarter. Non-GAAP income from operations was $8 million compared with non-GAAP income from operations of $5 million in the third quarter of 2023.
•GAAP Net Loss: GAAP net loss for the third quarter of 2024 was $17 million compared with a net loss of $56 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $0.31 compared with a net loss per basic and diluted share of $1.04 in the third quarter of 2023.
•Non-GAAP Net Income/Loss: Non-GAAP net income for the third quarter of 2024 was $12 million compared with a net loss of $35 million in the prior year's third quarter. Non-GAAP net income per basic share and diluted share was $0.22 and $0.21, respectively, compared with a net loss per basic share and diluted share of $0.65 in the third quarter of 2023.
•Liquidity: As of September 30, 2024, Workiva had cash, cash equivalents, and marketable securities totaling $776 million, compared with $814 million as of December 31, 2023. Workiva had $71 million aggregate principal amount of 1.125% convertible senior notes due in 2026, $702 million aggregate principal amount of 1.250% convertible senior notes due in 2028, and $14 million of finance lease obligations outstanding as of September 30, 2024.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 6,237 customers as of September 30, 2024, a net increase of 292 customers from September 30, 2023.
•Revenue Retention Rate: As of September 30, 2024, Workiva's revenue retention rate (excluding add-on revenue) was 98%, and the revenue retention rate including add-on revenue was 111%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2024, Workiva had 1,926 customers with an annual contract value (“ACV”) of more than $100,000, up 23% from 1,561 customers at September 30, 2023. Workiva had 383 customers with an ACV of more than $300,000, up 29% from 296 customers in the third quarter of 2023. Workiva had 166 customers with an ACV of more than $500,000, up 28% from 130 customers in the third quarter of 2023.
Financial Outlook
As of November 6, 2024, Workiva is providing guidance as follows:
Fourth Quarter 2024 Guidance:
•Total revenue is expected to be in the range of $194 million to $196 million.
•GAAP loss from operations is expected to be in the range of $16 million to $14 million.
•Non-GAAP income from operations is expected to be in the range of $13 million to $15 million.
•GAAP net loss per basic share is expected to be in the range of $0.21 to $0.18.
•Non-GAAP net income per basic share is expected to be in the range of $0.31 to $0.34.
•Net income (loss) per basic share is based on 55.8 million weighted-average shares outstanding.
Full Year 2024 Guidance:
•Total revenue is expected to be in the range of $733 million to $735 million.
•GAAP loss from operations is expected to be in the range of $79 million to $77 million.
•Non-GAAP income from operations is expected to be in the range of $30 million to $32 million.
•GAAP net loss per basic share is expected to be in the range of $1.05 to $1.02.
•Non-GAAP net income per basic share is expected to be in the range of $0.93 to $0.96.
•Net income (loss) per basic share is based on 55.4 million weighted-average shares outstanding.
Quarterly Conference Call
Workiva will host a webcast today at 5:00 p.m. ET to review the Company’s financial results for the third quarter 2024, in addition to discussing the Company’s outlook for the fourth quarter and full year 2024. The webcast will be available on https://investor.workiva.com/news-events/events. An archived webcast will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.
About Workiva
Workiva Inc. (NYSE:WK) is on a mission to power transparent reporting for a better world. We build and deliver the world’s leading cloud platform for assured integrated reporting to meet stakeholder demands for action, transparency, and disclosure of financial and non-financial data. Workiva offers the only unified SaaS platform that brings customers’ financial reporting, Governance, Risk, and Compliance (GRC), and Environmental, Social, and Governance (ESG) data together in a controlled, secure, audit-ready platform. Our platform simplifies the most complex reporting and disclosure challenges by streamlining processes, connecting data and teams, and ensuring consistency. Learn more at workiva.com.
Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and amortization of acquisition-related intangible assets. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.
Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP income (loss) from operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from operations. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax and amortization expense for acquisition-related intangible assets from net loss. Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus we do not believe it is reflective of ongoing operations. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.
Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.
Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:		Media Contact:
Mike Rost		Mandi McReynolds
Workiva Inc.		Workiva Inc.
investor@workiva.com		press@workiva.com

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(unaudited)
Revenue
Subscription and support	$171,035	$143,421	$486,749	$409,857
Professional services	14,586	14,754	52,042	53,529
Total revenue	185,621	158,175	538,791	463,386
Cost of revenue
Subscription and support (1)	30,621	24,864	86,493	74,080
Professional services (1)	13,050	13,491	39,873	42,297
Total cost of revenue	43,671	38,355	126,366	116,377
Gross profit	141,950	119,820	412,425	347,009
Operating expenses
Research and development (1)	48,425	41,747	142,328	130,235
Sales and marketing (1)	89,756	72,576	257,086	215,168
General and administrative (1)	25,551	21,022	76,225	86,660
Total operating expenses	163,732	135,345	475,639	432,063
Loss from operations	(21,782)	(15,525)	(63,214)	(85,054)
Interest income	9,298	7,294	30,089	15,546
Interest expense	(3,199)	(47,437)	(9,668)	(50,437)
Other expense, net	(350)	(71)	(309)	(1,450)
Loss before provision for income taxes	(16,033)	(55,739)	(43,102)	(121,395)
Provision for income taxes	959	530	3,125	1,934
Net loss	$(16,992)	$(56,269)	$(46,227)	$(123,329)
Net loss per common share:
Basic and diluted	$(0.31)	$(1.04)	$(0.84)	$(2.28)
Weighted-average common shares outstanding - basic and diluted	55,581,841	54,256,941	55,226,254	53,987,791

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue
Subscription and support	$2,164	$1,247	$5,708	$3,732
Professional services	858	623	2,348	1,923
Operating expenses
Research and development	5,681	4,155	15,474	13,677
Sales and marketing	9,942	7,108	26,470	20,769
General and administrative	8,825	6,244	25,879	37,928

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$248,239	$256,100
Marketable securities	528,115	557,622
Accounts receivable, net	137,921	125,193
Deferred costs	44,726	39,023
Other receivables	8,646	7,367
Prepaid expenses and other	21,055	23,631
Total current assets	988,702	1,008,936
Property and equipment, net	21,757	24,282
Operating lease right-of-use assets	9,485	12,642
Deferred costs, non-current	43,557	33,346
Goodwill	202,133	112,097
Intangible assets, net	30,278	22,892
Other assets	6,174	4,665
Total assets	$1,302,086	$1,218,860
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$13,346	$5,204
Accrued expenses and other current liabilities	111,029	97,921
Deferred revenue	414,229	380,843
Finance lease obligations	555	532
Total current liabilities	539,159	484,500
Convertible senior notes, non-current	764,281	762,455
Deferred revenue, non-current	27,527	36,177
Other long-term liabilities	236	178
Operating lease liabilities, non-current	8,062	10,890
Finance lease obligations, non-current	13,631	14,050
Total liabilities	1,352,896	1,308,250
Stockholders’ deficit
Common stock	56	54
Additional paid-in-capital	645,083	562,942
Accumulated deficit	(698,868)	(652,641)
Accumulated other comprehensive income	2,919	255
Total stockholders’ deficit	(50,810)	(89,390)
Total liabilities and stockholders’ deficit	$1,302,086	$1,218,860

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(unaudited)
Cash flows from operating activities
Net loss	$(16,992)	$(56,269)	$(46,227)	$(123,329)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,006	2,686	8,092	8,353
Stock-based compensation expense	27,470	19,377	75,879	78,029
Provision for (recovery of) doubtful accounts	57	8	(46)	57
Accretion of premiums and discounts on marketable securities, net	(2,638)	(1,930)	(9,543)	(4,530)
Amortization of debt discount and issuance costs	609	472	1,826	1,122
Induced conversion expense	—	45,144	—	45,144
Realized loss on sale of available-for-sale securities, net	—	—	—	708
Deferred income tax	(1)	(14)	(292)	(17)
Changes in assets and liabilities:
Accounts receivable	(15,187)	(15,234)	(11,507)	7,243
Deferred costs	(4,946)	3,116	(15,140)	6,248
Operating lease right-of-use asset	1,210	1,244	3,808	3,807
Other receivables	(1,745)	(1,556)	2,796	(1,842)
Prepaid expenses and other	344	3,452	2,764	(3,985)
Other assets	464	1,043	(1,191)	1,479
Accounts payable	4,788	(386)	7,630	(1,267)
Deferred revenue	26,606	11,120	22,159	22,225
Operating lease liability	(878)	(750)	(2,831)	(3,129)
Accrued expenses and other liabilities	(3,261)	3,468	5,559	10,217
Net cash provided by operating activities	18,906	14,991	43,736	46,533
Cash flows from investing activities
Purchase of property and equipment	(243)	(895)	(554)	(1,732)
Purchase of marketable securities	(158,522)	(144,989)	(310,075)	(322,008)
Maturities of marketable securities	108,993	36,906	345,733	76,811
Sale of marketable securities	—	—	4,609	65,052
Acquisitions, net of cash acquired	187	—	(98,093)	—
Purchase of intangible assets	(44)	(48)	(116)	(167)
Net cash used in investing activities	(49,629)	(109,026)	(58,496)	(182,044)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	3,273	1,120	3,865	3,324
Taxes paid related to net share settlements of stock-based compensation awards	(1,173)	(984)	(11,424)	(9,424)
Proceeds from shares issued in connection with employee stock purchase plan	6,709	6,967	13,822	12,513
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	691,113	—	691,113
Payments for repurchase of convertible senior notes	—	(396,869)	—	(396,869)
Principal payments on finance lease obligations	(134)	(127)	(395)	(376)
Net cash provided by financing activities	8,675	301,220	5,868	300,281
Effect of foreign exchange rates on cash	2,390	(1,239)	925	(82)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(19,658)	205,946	(7,967)	164,688
Cash, cash equivalents, and restricted cash at beginning of period	268,412	198,939	256,721	240,197
Cash, cash equivalents, and restricted cash at end of period	$248,754	$404,885	$248,754	$404,885

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents at end of period	$248,239	$404,885	$248,239	$404,885
Restricted cash included within prepaid expenses and other at end of period	515	—	515	—
Total cash, cash equivalents, and restricted cash at end of period shown in the consolidated statements of cash flows	$248,754	$404,885	$248,754	$404,885

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Gross profit, subscription and support	$140,414	$118,557	$400,256	$335,777
Add back: Stock-based compensation	2,164	1,247	5,708	3,732
Add back: Amortization of acquisition-related intangibles	$1,007	$—	$1,007	$—
Gross profit, subscription and support, non-GAAP	$143,585	$119,804	$406,971	$339,509

Gross profit, professional services	$1,536	$1,263	$12,169	$11,232
Add back: Stock-based compensation	858	623	2,348	1,923
Gross profit, professional services, non-GAAP	$2,394	$1,886	$14,517	$13,155

Gross profit	$141,950	$119,820	$412,425	$347,009
Add back: Stock-based compensation	3,022	1,870	8,056	5,655
Add back: Amortization of acquisition-related intangibles	$1,007	$—	$1,007	$—
Gross profit, non-GAAP	$145,979	$121,690	$421,488	$352,664

Cost of revenue, subscription and support	$30,621	$24,864	$86,493	$74,080
Less: Stock-based compensation	2,164	1,247	5,708	3,732
Less: Amortization of acquisition-related intangibles	$1,007	$—	$1,007	$—
Cost of revenue, subscription and support, non-GAAP	$27,450	$23,617	$79,778	$70,348

Cost of revenue, professional services	$13,050	$13,491	$39,873	$42,297
Less: Stock-based compensation	858	623	2,348	1,923
Cost of revenue, professional services, non-GAAP	$12,192	$12,868	$37,525	$40,374

Research and development	$48,425	$41,747	$142,328	$130,235
Less: Stock-based compensation	5,681	4,155	15,474	13,677
Less: Amortization of acquisition-related intangibles	414	891	2,267	2,668
Research and development, non-GAAP	$42,330	$36,701	$124,587	$113,890

Sales and marketing	$89,756	$72,576	$257,086	$215,168
Less: Stock-based compensation	9,942	7,108	26,470	20,769
Less: Amortization of acquisition-related intangibles	467	598	1,292	1,805
Sales and marketing, non-GAAP	$79,347	$64,870	$229,324	$192,594

General and administrative	$25,551	$21,022	$76,225	$86,660
Less: Stock-based compensation	8,825	6,244	25,879	37,928
General and administrative, non-GAAP	$16,726	$14,778	$50,346	$48,732

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Loss from operations	$(21,782)	$(15,525)	$(63,214)	$(85,054)
Add back: Stock-based compensation	27,470	19,377	75,879	78,029
Add back: Amortization of acquisition-related intangibles	1,889	1,489	4,566	4,473
Income (loss) from operations, non-GAAP	$7,577	$5,341	$17,231	$(2,552)

Net loss	$(16,992)	$(56,269)	$(46,227)	$(123,329)
Add back: Stock-based compensation	27,470	19,377	75,879	78,029
Add back: Amortization of acquisition-related intangibles	1,889	1,489	4,566	4,473
Net income (loss), non-GAAP	$12,367	$(35,403)	$34,218	$(40,827)

Net loss per basic and diluted share:	$(0.31)	$(1.04)	$(0.84)	$(2.28)
Add back: Stock-based compensation	0.50	0.36	1.38	1.44
Add back: Amortization of acquisition-related intangibles	0.03	0.03	0.08	0.08
Net income (loss) per basic share, non-GAAP	$0.22	$(0.65)	$0.62	$(0.76)
Net income (loss) per diluted share, non-GAAP	$0.21	$(0.65)	$0.60	$(0.76)

Weighted-average common shares outstanding - basic, non-GAAP	55,581,841	54,256,941	55,226,254	53,987,791
Weighted-average common shares outstanding - diluted, non-GAAP	57,557,373	54,256,941	57,361,707	53,987,791

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2024			Year ending December 31, 2024

Loss from operations, GAAP range	$(16,186)	-	$(14,186)	$(79,400)	-	$(77,400)
Add back: Stock-based compensation	27,121		27,121	103,000		103,000
Add back: Amortization of acquisition-related intangibles	1,834		1,834	6,400		6,400
Income from operations, non-GAAP range	$12,769	-	$14,769	$30,000	-	$32,000

Net loss per share, GAAP range	$(0.21)	-	$(0.18)	$(1.05)	-	$(1.02)
Add back: Stock-based compensation	0.49		0.49	1.86		1.86
Add back: Amortization of acquisition-related intangibles	0.03		0.03	0.12		0.12
Net income per share, non-GAAP range	$0.31	-	$0.34	$0.93	-	$0.96

Weighted-average common shares outstanding - basic	55,800,000		55,800,000	55,400,000		55,400,000